CERTIFICATE OF AMENDMENT


I, Douglas L. Kelly, Secretary of A.G. Edwards, Inc., a Corporation organized and existing under the laws of Delaware, do hereby certify that at a meeting of the Executive Committee of the Board of Directors of this Corporation duly held on April 27, 1993, at which a quorum was present and acting throughout, the following resolution was duly adopted which amended the 1988 Incentive Stock
Plan:


     RESOLVED, that the 1988 Incentive Stock Plan be amended by adding a new sentence to Section 5(b) as follows:

       The Award Amount hereunder to an Eligible Employee is for services rendered by the Eligible Employee during the fiscal year of the Company on which such Award Amount is based.


I do further certify that as Secretary of A.G. Edwards, Inc. I have custody of the records of meetings of the Board of Directors of this Corporation; that the above resolution is still in full force and effect and is not in conflict with any provisions of the Certificate of Incorporation or the By-Laws of this Corporation.

In witness whereof, I have hereunto set my hand and affixed the seal of this Corporation this 18th day of May, 1994.





			      /s/Douglas L. Kelly
			      -------------------
			      Douglas L. Kelly
			      Secretary